Exhibit 99.1
OpenText Reports Fourth Quarter and Fiscal Year 2025 Financial Results
$1.86B of Cloud Revenues, 2.0% Y/Y growth
Announces 5% increase of dividend
New $300 million share repurchase program
Fiscal 2025 Annual Highlights Y/Y (in millions)(1)

Total Revenues	Cloud Revenues	Profitability		EPS		Cash Flows
		Net Income	A-EBITDA	GAAP	Non-GAAP	Operating	Free Cash Flows
$5,168	$1,856	$436	$1,784	$1.65	$3.82	$831	$687
-10.4% Y/Y	2.0% Y/Y	8.4% margin	34.5% margin	-3.5% Y/Y	-8.4% Y/Y	-14.2% Y/Y	-15.0% Y/Y

“OpenText had a strong Q4 and our cloud business is accelerating. Cloud bookings growth surged to 32%, driven by demand for our new AI-driven Titanium X platform. For the full Fiscal 2025, we delivered 13% total cloud RPO growth, 2.0% cloud revenue growth, an overall Adj EBITDA margin of 34.5% and record capital return of $683 million to our shareholders,” said Mark J. Barrenechea, OpenText CEO & CTO. “Further in Fiscal 2025, we were focused on completing our large divestiture and excluding that divestiture, total growth was a negative 3%. We are excited about the new fiscal year ahead and the growth opportunities of AI, Cloud and Security which are driving our full-year Fiscal 2026 outlook of 3% to 4% cloud revenue growth and 1% to 2% total revenue growth.”

Mark J. Barrenechea, OpenText CEO & CTO

“Our fourth quarter performance demonstrated operational discipline and excellence, reinforcing OpenText’s ability to drive sustained margin and free cash flow growth,” said Chadwick Westlake, OpenText EVP, CFO. “I remain confident in OpenText’s ability to reinvest strategically in out-performing products and building long-term shareholder value. It’s been a privilege to serve at OpenText—an extraordinary Canadian company.”

Chadwick Westlake, OpenText EVP, CFO
Waterloo, ON, August 7, 2025 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the fourth quarter and year ended June 30, 2025.
Fiscal Year Financial Highlights Y/Y
•Total revenues: $5.168 billion, -10.4% Y/Y or -3.0% when adjusted for AMC
•Annual Recurring Revenues (ARR): $4.191 billion, -7.6% Y/Y
•Cloud revenues: $1.856 billion, +2.0% Y/Y
•Enterprise cloud bookings(2): $773 million, +10.1% Y/Y
•Operating cash flows: $831 million and free cash flows(3) were $687 million
•GAAP-based net income: $436 million, -6.3% Y/Y, margin of 8.4%
•Adjusted EBITDA(3) of $1.784 billion, margin of 34.5% while making key investments in cloud, security and AI
•Record capital returns of $683 million including $272 million via dividends and $411 million of share repurchases
•Diluted earnings per share (EPS): GAAP $1.65, Non-GAAP(3) of $3.82
•5% increase of dividend per share in Fiscal 2026, with declared quarterly dividend of $0.2750 per share

Fiscal 2025 Fourth Quarter Highlights (in millions)(1)

Total Revenues	Cloud Revenues	Profitability		EPS		Cash Flows
		Net Income	A-EBITDA	GAAP	Non-GAAP	Operating	Free Cash Flows
$1,311	$475	$29	$444	$0.11	$0.97	$158	$124
-3.8% Y/Y	+2.1% Y/Y	2.2% margin	33.9% margin	-87.9% Y/Y	-1.0% Y/Y	-14.6% Y/Y	-14.6% Y/Y

•Total revenues: $1.311 billion, -3.8% Y/Y or -0.7% when adjusted for the AMC divestiture
•Annual recurring revenues (ARR): $1.055 billion, -3.5% Y/Y or -0.8% when adjusted for the AMC divestiture
•Cloud revenues: $475 million, +2.1% Y/Y, 18 consecutive quarters of cloud organic growth
•Quarterly enterprise cloud bookings(2): $238 million, 32.3% Y/Y
•Cash flows: Operating $158 million and free cash flows(3) $124 million
•Net income: GAAP $29 million, -88.4% Y/Y, Non-GAAP(3) $250 million, -6.6% Y/Y
•Adjusted EBITDA(3) of $444 million, margin of 33.9%
•Diluted earnings per share (EPS): GAAP $0.11, Non-GAAP(3) $0.97
•Repurchased $145 million of common shares for cancellation

(1) Numbers represented are in millions of US dollars, except for per share or percentage metrics.
(2) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the fiscal year that are new, committed and incremental to our existing contracts, entered into with our enterprise based customers.
(3) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.

Financial Highlights for Fiscal 2025 and Q4 with Year Over Year Comparisons

Summary of Annual Results
(In millions, except per share data)	FY’25	FY’24	$ Change	% Change	FY’25 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,856.5	$1,820.5	$36.0	2.0%	$1,857.9	2.1%
Customer support	2,334.0	2,713.3	($379.3)	(14.0)%	2,336.9	(13.9)%
Total annual recurring revenues**	$4,190.5	$4,533.8	($343.3)	(7.6)%	$4,194.8	(7.5)%
License	625.6	834.2	($208.5)	(25.0)%	625.2	(25.1)%
Professional service and other	352.3	401.6	($49.3)	(12.3)%	351.2	(12.5)%
Total revenues	$5,168.4	$5,769.6	($601.2)	(10.4)%	$5,171.2	(10.4)%
GAAP-based operating income	$892.7	$887.1	$5.6	0.6%	N/A	N/A
Non-GAAP-based operating income (1)	$1,654.1	$1,838.8	($184.7)	(10.0)%	$1,639.1	(10.9)%
GAAP-based net income attributable to OpenText	$435.9	$465.1	($29.2)	(6.3)%	N/A	N/A
GAAP-based EPS, diluted	$1.65	$1.71	($0.06)	(3.5)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$3.82	$4.17	($0.35)	(8.4)%	$3.78	(9.4)%
Adjusted EBITDA (1)	$1,784.5	$1,970.2	($185.7)	(9.4)%	$1,769.1	(10.2)%
Operating cash flows	$830.6	$967.7	($137.1)	(14.2)%	N/A	N/A
Free cash flows (1)	$687.4	$808.4	($121.0)	(15.0)%	N/A	N/A

Summary of Quarterly Results
(In millions, except per share data)	Q4 FY’25	Q4 FY’24	$ Change	% Change	Q4 FY’25 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$474.5	$464.9	$9.6	2.1%	$471.3	1.4%
Customer support	580.6	628.4	($47.8)	(7.6)%	575.5	(8.4)%
Total annual recurring revenues**	$1,055.1	$1,093.3	($38.2)	(3.5)%	$1,046.8	(4.3)%
License	172.5	171.5	$1.0	0.6%	169.9	(0.9)%
Professional service and other	82.9	97.3	($14.4)	(14.8)%	81.2	(16.5)%
Total revenues	$1,310.5	$1,362.1	($51.6)	(3.8)%	$1,298.0	(4.7)%
GAAP-based operating income	$181.6	$193.3	($11.7)	(6.1)%	N/A	N/A
Non-GAAP-based operating income (1)	$409.9	$413.5	($3.5)	(0.9)%	$398.4	(3.6)%
GAAP-based net income attributable to OpenText	$28.8	$248.2	($219.4)	(88.4)%	N/A	N/A
GAAP-based EPS, diluted	$0.11	$0.91	($0.80)	(87.9)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.97	$0.98	($0.01)	(1.0)%	$0.94	(4.1)%
Adjusted EBITDA (1)	$443.9	$445.4	($1.5)	(0.3)%	$432.3	(2.9)%
Operating cash flows	$158.2	$185.2	($27.0)	(14.6)%	N/A	N/A
Free cash flows (1)	$124.0	$145.2	($21.3)	(14.6)%	N/A	N/A

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) For periods prior to Fiscal 2025, this is reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the period based on the forecasted utilization period. Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K.
Note: Items in tables may not add due to rounding. Percentages presented are calculated based on the underlying amounts.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
OpenText announced it is raising its dividend by 5% per share, payable quarterly. As part of the quarterly, non-cumulative cash dividend program, the Board declared on August 6, 2025, a cash dividend of $0.2750 per common share. The record date for this dividend is September 5, 2025 and the payment date is September 19, 2025. OpenText believes strongly in returning value to its shareholders. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Share Repurchase Plan/Normal Course Issuer Bid
OpenText also announced today the renewal of its share repurchase plan pursuant to which it intends to purchase for cancellation in open market transactions, from time to time over the next 12 months, if considered advisable, up to an aggregate of US$300 million of its common shares (Common Shares) on the Toronto Stock Exchange (the “TSX”), the NASDAQ Global Select Market and/or other exchanges and alternative trading systems in Canada and/or the United States, if eligible, subject to applicable law and stock exchange rules (the “Repurchase Plan”). The price that OpenText will pay for Common Shares in open market transactions will be the market price at the time of purchase or such other price as may be permitted by applicable law or stock exchange rules.
The Company’s determination to renew its share repurchase plan reflects its confidence in its operational execution and expanding cash flows, with the Repurchase Plan being additive to the Company's overall strategic capital allocation, complementing its ongoing M&A activity and dividend program. The Repurchase Plan will be effected in accordance with Rule 10b-18 under the U.S. Securities Exchange Act of 1934, as amended. Purchases made under the Repurchase Plan may commence on August 12, 2025 and will expire on August 11, 2026 (subject to earlier termination where the maximum purchase limits have been reached). All Common Shares purchased by OpenText pursuant to the Repurchase Plan will be cancelled.
Normal Course Issuer Bid
The Company has renewed its normal course issuer bid (the “NCIB”) in order to provide it with a means to execute purchases over the TSX as part of the overall Repurchase Plan.
The TSX has approved the Company's notice of intention to commence the NCIB pursuant to which the Company may purchase Common Shares over the TSX for the period commencing August 12, 2025 until August 11, 2026 (subject to earlier termination where the maximum purchase limits have been reached) in accordance with the TSX's normal course issuer bid rules, including that such purchases are to be made at prevailing market prices or as otherwise permitted. Under the rules of the TSX, the maximum number of Common Shares that may be purchased in this period is 24,906,456, representing 10% of the Company’s public float (calculated in accordance with TSX rules based on the 254,316,690 Common Shares issued and outstanding as of July 31, 2025), and the maximum number of Common Shares that may be purchased on a single day is 224,146 Common Shares, which is 25% of 896,585 (calculated in accordance with TSX rules based on the average daily trading volume for the Common Shares on the TSX for the six months ended July 31, 2025), subject to certain exceptions for block purchases, subject in any case to the volume and other limitations under Rule 10b-18.
Further, as part of the NCIB renewal, the Company has entered into an automatic share purchase plan (ASPP) with its broker to facilitate repurchases of the Common Shares. Under the terms of the ASPP, the Company's broker will be permitted to make purchases at its sole discretion based on parameters set by the Company in accordance with TSX rules, applicable law and the terms of the ASPP, during periods when the Company would ordinarily not be permitted to make purchases, whether due to regulatory restriction or customary self-imposed blackout periods. Outside of such periods, Common Shares can be purchased based on management's discretion, in compliance with TSX rules and applicable law.
All purchases of Common Shares made under the ASPP will be included in determining the number of Common Shares purchased under the NCIB. The ASPP has been pre-cleared by the TSX and will be effective on August 12, 2025. The ASPP will terminate on the earliest of: (a) the date on which the maximum purchase limits under the NCIB are reached; (b) August 11, 2026; or (c) the date on which the Company terminates the ASPP in accordance with its terms.
Under its previous normal course issuer bid which began on August 7, 2024, and which expired on August 6, 2025, the Company was authorized to repurchase up to 21,179,064 Common Shares, subject to an initial maximum aggregate value of US$300 million (which was increased by US$150 million to US$450 million on March 13, 2025). From August 7, 2024 to July 31, 2025, the Company purchased for cancellation 15,344,187 Common Shares, through the facilities of the TSX or by such other permitted means, for a total of approximately US$435 million at a volume weighted average purchase price of US$28.35 per Common Share. Separately, in connection with the settlement of awards under the long-term incentive plans, during Fiscal 2025, the Company repurchased 4,322,445 Common Shares on the open market at a total cost of approximately US$126 million at a volume weighted average price of US$29.03 per Common Share. As part of its previous normal course issuer bid, the Company entered into an ASPP with its broker on March 13, 2025, which expired on August 6, 2025.

Quarterly Business Highlights
•Key customer wins in the quarter include: Atos International, Autostrade per l’Italia, Bayer, BMO, Delta Galil, Groupe Clarins, HARGASSNER Ges mbH, Koc Sistem, PriMed Management Consulting Services, Principle Imaging, Rightmove Group, Skagit Regional Health, SKF, Texas Commission on Law Enforcement, The National Bank for Foreign Economic Activity of the Republic of Uzbekistan
•OpenText and TELUS partner to deliver Canadian sovereign AI-powered solutions for government and business
•OpenText appoints Kristen Ludgate to its board of directors
•OpenText received the 2025 SAP Pinnacle Award in the Partner Solution Success category, recognizing excellence in delivering customer value through SAP-integrated solutions
•OpenText showcased its end-to-end cybersecurity innovations at the RSA Conference 2025, including AI-powered threat detection and secure information management, underscoring its commitment to cyber resilience

Summary of Quarterly Results
	Q4 FY’25	Q3 FY’25	Q4 FY’24	% Change (Q4 FY’25 vs Q3 FY’25)		% Change (Q4 FY’25 vs Q4 FY’24)
Revenue (millions)	$1,311	$1,254	$1,362	4.5%		(3.8)%
GAAP-based gross margin	72.3%	71.6%	72.5%	70	bps	(20)	bps
Non-GAAP-based gross margin (1)	76.2%	75.7%	76.4%	50	bps	(30)	bps
GAAP-based EPS, diluted	$0.11	$0.35	$0.91	(68.6)%		(87.9)%
Non-GAAP-based EPS, diluted (1)(2)	$0.97	$0.82	$0.98	18.3%		(1.0)%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) For periods prior to Fiscal 2025, this is reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the period based on the forecasted utilization period. Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website and invites the public to listen to the earnings conference call webcast tomorrow on Friday, August 8, 2025 at 8:30 a.m. ET (5:30 a.m. PT) from the Investor Relations section of the Company’s website at https://investors.opentext.com. To join the webcast instantly, use this webcast link. A webcast replay will be available shortly following completion of the live call.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

For more information, please contact:

Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2025 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: https://www.opentext.com/about/copyright-information.

About OpenText

OpenText is the leading Information Management software and services company in the world. We help organizations solve complex global problems with a comprehensive suite of Business Clouds, Business AI, and Business Technology. For more information about OpenText (NASDAQ/TSX: OTEX), please visit us at https://www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) on growth, profitability and future of Information Management, including returning to growth, strategic capital allocation, delivering sustained margin and free cash flow growth, reinvestment in out-performing products, and generating returns for investors; expected performance in Fiscal 2026, including competitive position of and innovation to certain products and ability to build long-term shareholder value; customer benefits from products; A-EBITDA expansion; executing the Company’s capital allocation strategy, including expected return to shareholders; execution of Business Optimization Plan and other savings initiatives, including timing, costs, savings, associated benefits thereof and potential adjustments of amounts thereto; projected outlook, estimates and business model; future acquisitions or divestitures and associated strategy; future revenues, operating expenses, margins, RPO, cRPO, free cash flows, earnings, interest expense and capital expenditures; net leverage and savings estimates and timing thereof; market share of our products; innovation road map; intention to increase our dividend, including any estimated annualized dividend; expected size and timing of the Repurchase Plan, including execution thereof; future tax rates; renewal rates; new platform and product offerings, including reinvestment therein and associated benefits to customers; internal automation and AI leverage, including our AI strategy, vision and growth; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions, including statements regarding future outlook and estimates, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	June 30, 2025	June 30, 2024
ASSETS
Cash and cash equivalents	$1,156,496	$1,280,662
Accounts receivable trade, net of allowance for credit losses of $14,258 as of June 30, 2025 and $12,108 as of June 30, 2024	659,675	626,189
Contract assets	77,920	66,450
Income taxes recoverable	108,792	61,113
Prepaid expenses and other current assets	198,575	242,911
Total current assets	2,201,458	2,277,325
Property and equipment	375,252	367,740
Operating lease right of use assets	197,977	219,774
Long-term contract assets	49,293	38,684
Goodwill	7,517,463	7,488,367
Acquired intangible assets	1,976,591	2,486,264
Deferred tax assets	1,080,575	932,657
Other assets	307,693	298,281
Long-term income taxes recoverable	67,762	96,615
Total assets	$13,774,064	$14,205,707
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,026,583	$931,116
Current portion of long-term debt	35,850	35,850
Operating lease liabilities	75,914	76,446
Deferred revenues	1,515,382	1,521,416
Income taxes payable	93,325	235,666
Total current liabilities	2,747,054	2,800,494
Long-term liabilities:
Accrued liabilities	42,312	46,483
Pension liability, net	132,215	127,255
Long-term debt	6,342,071	6,356,943
Long-term operating lease liabilities	189,949	218,174
Long-term deferred revenues	168,757	162,401
Long-term income taxes payable	79,604	145,644
Deferred tax liabilities	141,514	148,632
Total long-term liabilities	7,096,422	7,205,532
Shareholders’ equity:
Share capital and additional paid-in capital
254,784,391 and 267,800,517 Common Shares issued and outstanding at June 30, 2025 and June 30, 2024, respectively; authorized Common Shares: unlimited	2,193,985	2,271,886
Accumulated other comprehensive income (loss)	(67,067)	(69,619)
Retained earnings	1,940,113	2,119,159
Treasury stock, at cost (4,648,036 and 3,135,980 shares at June 30, 2025 and June 30, 2024, respectively)	(138,164)	(123,268)
Total OpenText shareholders’ equity	3,928,867	4,198,158
Non-controlling interests	1,721	1,523
Total shareholders’ equity	3,930,588	4,199,681
Total liabilities and shareholders’ equity	$13,774,064	$14,205,707

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended June 30,
	2025	2024
Revenues:
Cloud services and subscriptions	$474,530	$464,891
Customer support	580,573	628,381
License	172,515	171,535
Professional service and other	82,919	97,342
Total revenues	1,310,537	1,362,149
Cost of revenues:
Cloud services and subscriptions	176,198	175,799
Customer support	63,347	69,706
License	11,442	9,017
Professional service and other	64,717	71,691
Amortization of acquired technology-based intangible assets	47,134	48,220
Total cost of revenues	362,838	374,433
Gross profit	947,699	987,716
Operating expenses:
Research and development	187,183	198,855
Sales and marketing	279,584	291,750
General and administrative	106,007	126,639
Depreciation	34,049	31,984
Amortization of acquired customer-based intangible assets	79,656	97,446
Special charges (recoveries)	79,662	47,784
Total operating expenses	766,141	794,458
Income from operations	181,558	193,258
Other income (expense), net	(89,169)	397,055
Interest and other related expense, net	(81,118)	(102,461)
Income before income taxes	11,271	487,852
Provision for (recovery of) income taxes	(17,613)	239,578
Net income for the period	$28,884	$248,274
Net (income) attributable to non-controlling interests	(51)	(45)
Net income attributable to OpenText	$28,833	$248,229
Earnings per share—basic attributable to OpenText	$0.11	$0.92
Earnings per share—diluted attributable to OpenText	$0.11	$0.91
Weighted average number of Common Shares outstanding—basic (in ‘000's)	257,680	271,178
Weighted average number of Common Shares outstanding—diluted (in ‘000's)	257,711	271,724

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	Year Ended June 30,
	2025	2024	2023
Revenues:
Cloud services and subscriptions	$1,856,474	$1,820,524	$1,700,433
Customer support	2,334,037	2,713,297	1,915,020
License	625,614	834,162	539,026
Professional service and other	352,280	401,594	330,501
Total revenues	5,168,405	5,769,577	4,484,980
Cost of revenues:
Cloud services and subscriptions	697,929	713,759	590,165
Customer support	250,310	292,733	209,705
License	31,939	25,608	16,645
Professional service and other	265,160	302,527	276,888
Amortization of acquired technology-based intangible assets	188,780	243,922	223,184
Total cost of revenues	1,434,118	1,578,549	1,316,587
Gross profit	3,734,287	4,191,028	3,168,393
Operating expenses:
Research and development	755,936	864,463	659,214
Sales and marketing	1,059,497	1,163,134	969,971
General and administrative	427,811	577,038	419,590
Depreciation	130,573	131,599	107,761
Amortization of acquired customer-based intangible assets	321,891	432,404	326,406
Special charges (recoveries)	145,890	135,305	169,159
Total operating expenses	2,841,598	3,303,943	2,652,101
Income from operations	892,689	887,085	516,292
Other income (expense), net	(82,787)	358,391	34,469
Interest and other related expense, net	(327,831)	(516,180)	(329,428)
Income before income taxes	482,071	729,296	221,333
Provision for income taxes	46,005	264,012	70,767
Net income	$436,066	$465,284	$150,566
Net (income) attributable to non-controlling interests	(198)	(194)	(187)
Net income attributable to OpenText	$435,868	$465,090	$150,379
Earnings per share—basic attributable to OpenText	$1.66	$1.71	$0.56
Earnings per share—diluted attributable to OpenText	$1.65	$1.71	$0.56
Weighted average number of Common Shares outstanding—basic (in ‘000’s)	263,274	271,548	270,299
Weighted average number of Common Shares outstanding—diluted (in ‘000’s)	263,650	272,588	270,451

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)

	Year Ended June 30,
	2025	2024	2023
Net income for the period	$436,066	$465,284	$150,566
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(3,548)	(15,646)	(40,798)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss)—net of tax (1)	(403)	(2,697)	(941)
(Gain) loss reclassified into net income—net of tax (2)	2,531	965	2,721
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss)—net of tax (3)	1,131	228	(602)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss)—net of tax (4)	1,876	640	(6,605)
Amortization of actuarial (gain) loss into net income—net of tax (5)	965	450	325
Total other comprehensive income (loss) net	2,552	(16,060)	(45,900)
Total comprehensive income	438,618	449,224	104,666
Comprehensive income attributable to non-controlling interests	(198)	(194)	(187)
Total comprehensive income attributable to OpenText	$438,420	$449,030	$104,479
______________________________
(1)Net of tax expense (recovery) of $(145), $(972) and $(339) for the year ended June 30, 2025, 2024 and 2023, respectively.
(2)Net of tax expense (recovery) of $912, $347 and $981 for the year ended June 30, 2025, 2024 and 2023, respectively.
(3)Net of tax expense (recovery) of $345, $112 and $(159) for the year ended June 30, 2025, 2024 and 2023, respectively.
(4)Net of tax expense (recovery) of $1,686, $765 and $(1,961) for the year ended June 30, 2025, 2024 and 2023, respectively.
(5)Net of tax expense (recovery) of $341, $193 and $143 for the year ended June 30, 2025, 2024 and 2023, respectively.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)

	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2022	269,523	$2,038,674	(3,706)	$(159,966)	$2,160,069	$(7,659)	$1,142	$4,032,260
Issuance of Common Shares
Under employee stock option plans	245	7,830	—	—	—	—	—	7,830
Under employee stock purchase plans	1,135	31,679	—	—	—	—	—	31,679
Share-based compensation	—	130,119	—	—	—	—	—	130,119
Purchase of treasury stock	—	—	(521)	(21,919)	—	—	—	(21,919)
Issuance of treasury stock	—	(31,355)	691	30,288	—	—	—	(1,067)
Repurchase of Common Shares	—	—	—	—	—	—	—	—
Dividends declared ($0.972 per Common Share)	—	—	—	—	(261,464)	—	—	(261,464)
Other comprehensive loss - net	—	—	—	—	—	(45,900)	—	(45,900)
Net income	—	—	—	—	150,379	—	187	150,566
Balance as of June 30, 2023	270,903	$2,176,947	(3,536)	$(151,597)	$2,048,984	$(53,559)	$1,329	$4,022,104
Issuance of Common Shares
Under employee stock option plans	945	31,358	—	—	—	—	—	31,358
Under employee stock purchase plans	1,027	34,120	—	—	—	—	—	34,120
Share-based compensation	—	139,779	—	—	—	—	—	139,779
Purchase of treasury stock	—	—	(1,400)	(53,085)	—	—	—	(53,085)
Issuance of treasury stock	—	(76,178)	1,800	81,414	(5,236)	—	—	—
Repurchase of Common Shares	(5,074)	(34,140)	—	—	(118,193)	—	—	(152,333)
Dividends declared ($1.00 per Common Share)	—	—	—	—	(271,486)	—	—	(271,486)
Other comprehensive loss - net	—	—	—	—	—	(16,060)	—	(16,060)
Net income	—	—	—	—	465,090	—	194	465,284
Balance as of June 30, 2024	267,801	$2,271,886	(3,136)	$(123,268)	$2,119,159	$(69,619)	$1,523	$4,199,681
Issuance of Common Shares
Under employee stock option plans	139	3,729	—	—	—	—	—	3,729
Under employee stock purchase plans	1,369	33,915	—	—	—	—	—	33,915
Share-based compensation	—	104,721	—	—	—	—	—	104,721
Purchase of treasury stock	—	—	(4,619)	(133,077)	—	—	—	(133,077)
Issuance of treasury stock	—	(115,556)	3,107	118,181	(1,127)	—	—	1,498
Repurchase of Common Shares	(14,525)	(104,710)	—	—	(337,880)	—	—	(442,590)
Dividends declared ($1.05 per Common Share)	—	—	—	—	(275,907)	—	—	(275,907)
Other comprehensive loss - net	—	—	—	—	—	2,552	—	2,552
Net income	—	—	—	—	435,868	—	198	436,066
Balance as of June 30, 2025	254,784	$2,193,985	(4,648)	$(138,164)	$1,940,113	$(67,067)	$1,721	$3,930,588

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income for the period	$28,884	$248,274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	160,839	177,650
Share-based compensation expense	21,921	26,767
Pension expense	4,399	4,302
Amortization of debt discount and issuance costs	5,643	5,670
Write-off of right of use assets	7,374	4,815
Loss on extinguishment of debt	—	45,590
Gain (adjustments to gain) on AMC Divestiture	—	(429,102)
Loss on sale and write down of property and equipment, net	2,450	1,995
Deferred taxes	(46,845)	106,903
Share in net (income) loss of equity investees	3,407	(819)
Changes in derivative instruments	55,064	(6,667)
Changes in operating assets and liabilities:
Accounts receivable	(31,812)	57,075
Contract assets	(39,810)	(23,917)
Prepaid expenses and other current assets	5,309	(33,112)
Income taxes	(62,532)	36,421
Accounts payable and accrued liabilities	58,296	7,000
Deferred revenue	(7,395)	(57,312)
Other assets	(7,682)	18,981
Operating lease assets and liabilities, net	681	(5,294)
Net cash provided by operating activities	158,191	185,220
Cash flows from investing activities:
Additions of property and equipment	(34,225)	(39,979)
Proceeds (adjustments to proceeds) from AMC Divestiture	—	2,229,187
Other investing activities	140	(9,291)
Net cash provided by (used in) investing activities	(34,085)	2,179,917
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	9,447	9,887
Repayment of long-term debt and Revolver	(8,963)	(2,008,963)
Debt issuance costs	—	(1,041)
Net change in transition services agreement obligation	(1)	15,278
Repurchase of Common Shares	(145,287)	(150,017)
Purchase of treasury stock	(60,490)	—
Payments of dividends to shareholders	(66,188)	(66,690)
Other financing activities	(2,428)	—
Net cash used in financing activities	(273,910)	(2,201,546)
Foreign exchange gain (loss) on cash held in foreign currencies	28,016	(8,281)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	(121,788)	155,310
Cash, cash equivalents and restricted cash at beginning of the period	1,279,894	1,127,483
Cash, cash equivalents and restricted cash at end of the period	$1,158,106	$1,282,793

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2025	June 30, 2024
Cash and cash equivalents	$1,156,496	$1,280,662
Restricted cash (1)	1,610	2,131
Total cash, cash equivalents and restricted cash	$1,158,106	$1,282,793

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Year Ended June 30,
	2025	2024	2023
Cash flows from operating activities:
Net income for the period	$436,066	$465,284	$150,566
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	641,244	807,925	657,351
Share-based compensation expense	104,840	140,079	130,302
Pension expense	14,593	13,881	9,207
Amortization of debt discount and issuance costs	21,977	25,257	16,753
Write-off of right of use assets	8,805	20,056	9,626
Loss on extinguishment of debt	—	56,393	8,152
Gain (adjustments to gain) on AMC Divestiture	4,175	(429,102)	—
Loss on sale and write down of property and equipment	3,178	3,710	2,331
Deferred taxes	(138,616)	(142,271)	(149,560)
Share in net (income) loss of equity investees	(230)	18,194	23,077
Changes in derivative instruments	44,286	(3,116)	128,841
Changes in operating assets and liabilities:
Accounts receivable	80,097	108,562	168,604
Contract assets	(135,911)	(95,403)	(73,539)
Prepaid expenses and other current assets	42,486	(28,395)	(23,035)
Income taxes	(246,681)	112,097	14,948
Accounts payable and accrued liabilities	(23,012)	(65,887)	(127,092)
Deferred revenue	3,565	(42,974)	(128,395)
Other assets	(15,264)	24,849	(11,297)
Operating lease assets and liabilities, net	(14,980)	(21,448)	(27,635)
Net cash provided by operating activities	830,618	967,691	779,205
Cash flows from investing activities:
Additions of property and equipment	(143,222)	(159,295)	(123,832)
Purchase of Micro Focus, net of cash acquired	—	(9,272)	(5,657,963)
Proceeds (adjustments to proceeds) from AMC Divestiture	(11,686)	2,229,187	—
Settlement of derivative instruments	(10,380)	—	—
Realized gain on financial instruments	—	—	131,248
Proceeds from interest on derivative instruments	5,166	4,456	—
Other investing activities	6,614	(9,759)	(873)
Net cash provided by (used in) investing activities	(153,508)	2,055,317	(5,651,420)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	35,372	66,914	39,331
Proceeds from long-term debt and Revolver	—	—	4,927,450
Repayment of long-term debt and Revolver	(35,851)	(2,568,352)	(202,926)
Debt issuance costs	(1,066)	(3,833)	(77,899)
Net change in transition services agreement obligation	(15,278)	15,278	—
Repurchase of Common Shares	(413,256)	(150,017)	—
Purchase of treasury stock	(130,649)	(53,085)	(21,919)
Payments of dividends to shareholders	(271,523)	(267,362)	(259,549)
Other financing activities	(2,428)	(1,447)	(1,435)
Net cash provided by (used in) financing activities	(834,679)	(2,961,904)	4,403,053
Foreign exchange gain (loss) on cash held in foreign currencies	32,882	(12,263)	7,203
Increase (decrease) in cash, cash equivalents and restricted cash during the period	(124,687)	48,841	(461,959)
Cash, cash equivalents and restricted cash at beginning of the period	1,282,793	1,233,952	1,695,911
Cash, cash equivalents and restricted cash at end of the period	$1,158,106	$1,282,793	$1,233,952

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2025	June 30, 2024	June 30, 2023
Cash and cash equivalents	$1,156,496	$1,280,662	$1,231,625
Restricted cash (1)	1,610	2,131	2,327
Total cash, cash equivalents and restricted cash	$1,158,106	$1,282,793	$1,233,952

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company’s results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted EBITDA is defined and calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
Free cash flows is defined and calculated as GAAP-based cash flows provided by operating activities less capital expenditures.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company’s management. These items are excluded based upon the way the Company's management evaluates the performance of the Company’s business for use in the Company’s internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company’s operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText’s performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to outlook, estimates or business models, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented. The Micro Focus Acquisition significantly impacts period-over-period comparability.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2025 (In thousands, except for per share data)
	Three Months Ended June 30, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$176,198		$(1,489)	(1)	$174,709
Customer support	63,347		(774)	(1)	62,573
Professional service and other	64,717		(1,369)	(1)	63,348
Amortization of acquired technology-based intangible assets	47,134		(47,134)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	947,699	72.3%	50,766	(3)	998,465	76.2%
Operating expenses
Research and development	187,183		(5,439)	(1)	181,744
Sales and marketing	279,584		(11,446)	(1)	268,138
General and administrative	106,007		(1,404)	(1)	104,603
Amortization of acquired customer-based intangible assets	79,656		(79,656)	(2)	—
Special charges (recoveries)	79,662		(79,662)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	181,558		228,373	(5)	409,931
Other income (expense), net	(89,169)		89,169	(6)	—
Provision for (recovery of) income taxes	(17,613)		96,528	(7)	78,915
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	28,833		221,014	(8)	249,847
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.11		$0.86	(8)	$0.97

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately (156%) and a Non-GAAP-based tax rate of approximately 24% ; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based income to Non-GAAP-based net income:

	Three Months Ended June 30, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$28,833	$0.11
Add (deduct):
Amortization	126,790	0.49
Share-based compensation	21,921	0.09
Special charges (recoveries)	79,662	0.31
Other (income) expense, net	89,169	0.35
GAAP-based recovery of income taxes	(17,613)	(0.07)
Non-GAAP-based provision for income taxes	(78,915)	(0.31)
Non-GAAP-based net income, attributable to OpenText	$249,847	$0.97
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2025
GAAP-based net income, attributable to OpenText	$28,833
Add:
Recovery of income taxes	(17,613)
Interest and other related expense, net	81,118
Amortization of acquired technology-based intangible assets	47,134
Amortization of acquired customer-based intangible assets	79,656
Depreciation	34,049
Share-based compensation	21,921
Special charges (recoveries)	79,662
Other (income) expense, net	89,169
Adjusted EBITDA	$443,929

GAAP-based net income margin	2.2%
Adjusted EBITDA margin	33.9%

Reconciliation of Free cash flows

Three Months Ended June 30, 2025
GAAP-based cash flows provided by operating activities	$158,191
Add:
Capital expenditures (1)	$(34,225)
Free cash flows	$123,966

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2025 (In thousands, except for per share data)
	Year Ended June 30, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$697,929		$(8,317)	(1)	$689,612
Customer support	250,310		(4,067)	(1)	246,243
Professional service and other	265,160		(4,878)	(1)	260,282
Amortization of acquired technology-based intangible assets	188,780		(188,780)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	3,734,287	72.3%	206,042	(3)	3,940,329	76.2%
Operating expenses
Research and development	755,936		(25,999)	(1)	729,937
Sales and marketing	1,059,497		(38,826)	(1)	1,020,671
General and administrative	427,811		(22,753)	(1)	405,058
Amortization of acquired customer-based intangible assets	321,891		(321,891)	(2)	—
Special charges (recoveries)	145,890		(145,890)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	892,689		761,401	(5)	1,654,090
Other income (expense), net	(82,787)		82,787	(6)	—
Provision for income taxes	46,005		272,296	(7)	318,301
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	435,868		571,892	(8)	1,007,760
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.65		$2.17	(8)	$3.82

(1)Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 10% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$435,868	$1.65
Add (deduct):
Amortization	510,671	1.94
Share-based compensation	104,840	0.40
Special charges (recoveries)	145,890	0.55
Other (income) expense, net	82,787	0.32
GAAP-based provision for income taxes	46,005	0.17
Non-GAAP-based provision for income taxes	(318,301)	(1.21)
Non-GAAP-based net income, attributable to OpenText	$1,007,760	$3.82

Reconciliation of Adjusted EBITDA

Year Ended June 30, 2025
GAAP-based net income, attributable to OpenText	$435,868
Add:
Provision for income taxes	46,005
Interest and other related expense, net	327,831
Amortization of acquired technology-based intangible assets	188,780
Amortization of acquired customer-based intangible assets	321,891
Depreciation	130,573
Share-based compensation	104,840
Special charges (recoveries)	145,890
Other (income) expense, net	82,787
Adjusted EBITDA	$1,784,465

GAAP-based net income margin	8.4%
Adjusted EBITDA margin	34.5%
Reconciliation of Free cash flows

Year Ended June 30, 2025
GAAP-based cash flows provided by operating activities	$830,618
Add:
Capital expenditures (1)	(143,222)
Free cash flows	$687,396

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2025 (In thousands, except for per share data)
	Three Months Ended March 31, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$174,186		$(1,846)	(1)	$172,340
Customer support	61,733		(812)	(1)	60,921
Professional service and other	65,487		(922)	(1)	64,565
Amortization of acquired technology-based intangible assets	47,199		(47,199)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	898,254	71.6%	50,779	(3)	949,033	75.7%
Operating expenses
Research and development	197,333		(4,737)	(1)	192,596
Sales and marketing	260,102		(6,842)	(1)	253,260
General and administrative	115,718		(7,841)	(1)	107,877
Amortization of acquired customer-based intangible assets	79,683		(79,683)	(2)	—
Special charges (recoveries)	3,854		(3,854)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	209,090		153,736	(5)	362,826
Other income (expense), net	(26,578)		26,578	(6)	—
Provision for income taxes	10,842		57,320	(7)	68,162
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	92,805		122,994	(8)	215,799
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.35		$0.47	(8)	$0.82

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 10% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$92,805	$0.35
Add (deduct):
Amortization	126,882	0.49
Share-based compensation	23,000	0.09
Special charges (recoveries)	3,854	0.01
Other (income) expense, net	26,578	0.10
GAAP-based provision for income taxes	10,842	0.04
Non-GAAP-based provision for income taxes	(68,162)	(0.26)
Non-GAAP-based net income, attributable to OpenText	$215,799	$0.82
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2025
GAAP-based net income, attributable to OpenText	$92,805
Add (deduct):
Provision for income taxes	10,842
Interest and other related expense, net	78,816
Amortization of acquired technology-based intangible assets	47,199
Amortization of acquired customer-based intangible assets	79,683
Depreciation	32,474
Share-based compensation	23,000
Special charges (recoveries)	3,854
Other (income) expense, net	26,578
Adjusted EBITDA	$395,251

GAAP-based net income margin	7.4%
Adjusted EBITDA margin	31.5%
Reconciliation of Free cash flows

Three Months Ended March 31, 2025
GAAP-based cash flows provided by operating activities	$402,241
Add:
Capital expenditures (1)	(28,412)
Free cash flows	$373,829

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2024 (In thousands, except for per share data)
	Three Months Ended June 30, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$175,799		$(2,966)	(1)	$172,833
Customer support	69,706		(1,022)	(1)	68,684
Professional service and other	71,691		(1,202)	(1)	70,489
Amortization of acquired technology-based intangible assets	48,220		(48,220)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	987,716	72.5%	53,410	(3)	1,041,126	76.4%
Operating expenses
Research and development	198,855		(5,312)	(1)	193,543
Sales and marketing	291,750		(9,278)	(1)	282,472
General and administrative	126,639		(6,987)	(1)	119,652
Amortization of acquired customer-based intangible assets	97,446		(97,446)	(2)	—
Special charges (recoveries)	47,784		(47,784)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	193,258		220,217	(5)	413,475
Other income (expense), net	397,055		(397,055)	(6)	—
Provision for income taxes	239,578		(196,036)	(7)	43,542
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	248,229		19,198	(8)	267,427
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.91		$0.07	(8)	$0.98

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 49% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$248,229	$0.91
Add (deduct):
Amortization	145,666	0.54
Share-based compensation	26,767	0.10
Special charges (recoveries)	47,784	0.18
Other (income) expense, net	(397,055)	(1.47)
GAAP-based provision for income taxes	239,578	0.88
Non-GAAP-based provision for income taxes	(43,542)	(0.16)
Non-GAAP-based net income, attributable to OpenText	$267,427	$0.98

Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2024
GAAP-based net income, attributable to OpenText	$248,229
Add (deduct):
Provision for income taxes	239,578
Interest and other related expense, net	102,461
Amortization of acquired technology-based intangible assets	48,220
Amortization of acquired customer-based intangible assets	97,446
Depreciation	31,984
Share-based compensation	26,767
Special charges (recoveries)	47,784
Other (income) expense, net	(397,055)
Adjusted EBITDA	$445,414

GAAP-based net income margin	18.2%
Adjusted EBITDA margin	32.7%

Reconciliation of Free cash flows

Three Months Ended June 30, 2024
GAAP-based cash flows provided by operating activities	$185,220
Add:
Capital expenditures (1)	(39,979)
Free cash flows	$145,241

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2024 (In thousands, except for per share data)
	Year Ended June 30, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$713,759		$(12,858)	(1)	$700,901
Customer support	292,733		(4,357)	(1)	288,376
Professional service and other	302,527		(6,298)	(1)	296,229
Amortization of acquired technology-based intangible assets	243,922		(243,922)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	4,191,028	72.6%	267,435	(3)	4,458,463	77.3%
Operating expenses
Research and development	864,463		(40,612)	(1)	823,850
Sales and marketing	1,163,134		(46,572)	(1)	1,116,563
General and administrative	577,038		(29,382)	(1)	547,656
Amortization of acquired customer-based intangible assets	432,404		(432,404)	(2)	—
Special charges (recoveries)	135,305		(135,305)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	887,085		951,710	(5)	1,838,795
Other income (expense), net	358,391		(358,391)	(6)	—
Provision for income taxes	264,012		(78,845)	(7)	185,167
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	465,090		672,164	(8)	1,137,254
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.71		$2.46	(8)	$4.17

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 36% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$465,090	$1.71
Add (deduct):
Amortization	676,326	2.48
Share-based compensation	140,079	0.51
Special charges (recoveries)	135,305	0.50
Other (income) expense, net	(358,391)	(1.32)
GAAP-based provision for income taxes	264,012	0.97
Non-GAAP-based provision for income taxes	(185,167)	(0.68)
Non-GAAP-based net income, attributable to OpenText	$1,137,254	$4.17

Reconciliation of Adjusted EBITDA

Year Ended June 30, 2024
GAAP-based net income, attributable to OpenText	$465,090
Add:
Provision for income taxes	264,012
Interest and other related expense, net	516,180
Amortization of acquired technology-based intangible assets	243,922
Amortization of acquired customer-based intangible assets	432,404
Depreciation	131,599
Share-based compensation	140,079
Special charges (recoveries)	135,305
Other (income) expense, net	(358,391)
Adjusted EBITDA	$1,970,200

GAAP-based net income margin	8.1%
Adjusted EBITDA margin	34.1%
Reconciliation of Free cash flows

Year Ended June 30, 2024
GAAP-based cash flows provided by operating activities	$967,691
Add:
Capital expenditures (1)	(159,295)
Free cash flows	$808,396

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the year ended June 30, 2025 and 2024:

	Three Months Ended June 30, 2025		Three Months Ended June 30, 2024
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	25%	13%	22%	13%
GBP	5%	6%	5%	7%
CAD	3%	12%	3%	10%
USD	56%	46%	59%	49%
Other	11%	23%	11%	21%
Total	100%	100%	100%	100%

	Year Ended June 30, 2025		Year Ended June 30, 2024
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	23%	12%	22%	12%
GBP	5%	6%	5%	7%
CAD	3%	11%	3%	10%
USD	58%	47%	59%	50%
Other	11%	24%	11%	21%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).